UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2021

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per value	IOVA	The Nasdaq Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 18, 2021, Maria Fardis, Ph.D., MBA notified the Company (as defined below) that she would be resigning as President, Chief Executive Officer and a director of the Company to pursue other opportunities. Dr. Fardis’ last day as a director and employee of the Company will be on June 18, 2021.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On June 11, 2021, Iovance Biotherapeutics, Inc. (the “Company”) held the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) virtually, via live webcast. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 27, 2021. At the Annual Meeting, 129,022,737 shares, or approximately 84.8% of all shares of the Company’s common stock outstanding as of the record date, were present either in person or by proxy. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter:

•	Proposal 1: a proposal to elect Iain Dukes, D. Phil., Maria Fardis, Ph.D., MBA., Athena Countouriotis, M.D., Ryan Maynard, Merrill A. McPeak, Wayne P. Rothbaum and Michael Weiser, M.D., Ph.D. to the Board to serve as directors until the Company’s 2022 Annual Meeting of Stockholders;

•	Proposal 2: a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and

•	Proposal 3: a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Voting Results

Proposal 1: Iain Dukes, D. Phil., Maria Fardis, Ph.D., MBA, Athena Countouriotis, M.D., Ryan Maynard, Merrill A. McPeak, Wayne P. Rothbaum and Michael Weiser, M.D., Ph.D. were elected as directors on the following vote:

•	Dr. Dukes was elected with 121,263,950 “FOR” votes and 1,827,741 “WITHHELD” votes;

•	Dr. Fardis was elected with 98,297,155 “FOR” votes and 24,794,536 “WITHHELD” votes;

•	Dr. Countouriotis was elected with 79,539,175 “FOR” votes and 43,552,516 “WITHHELD” votes;

•	Mr. Maynard was elected with 121,930,230 “FOR” votes and 1,161,461 “WITHHELD” votes;

•	General McPeak was elected with 101,772,872 “FOR” votes and 21,318,819 “WITHHELD” votes;

•	Mr. Rothbaum was elected with 120,753,771 “FOR” votes and 2,337,920 “WITHHELD” votes; and

•	Dr. Weiser was elected with 119,142,821 “FOR” votes and 3,948,870 “WITHHELD” votes.

In addition, there were 5,931,046 broker non-votes in connection with this proposal.

Proposal 2: This proposal was approved with 118,723,536 “FOR” votes, 3,968,157 “AGAINST” votes and 399,998 “ABSTAIN” votes. There were 5,931,046 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 128,679,733 “FOR” votes, 34,761 “AGAINST” votes and 308,243 “ABSTAIN” votes. There were 0 broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2021	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ Frederick G. Vogt
Frederick G. Vogt, General Counsel